================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) : JUNE 30, 2002

                           COMMISSION FILE NO. 1-10403


                              TEPPCO PARTNERS, L.P.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                   76-0291058
      (STATE OF INCORPORATION                         (I.R.S. EMPLOYER
          OR ORGANIZATION)                         IDENTIFICATION NUMBER)


                               2929 ALLEN PARKWAY
                                  P.O. BOX 2521
                            HOUSTON, TEXAS 77252-2521
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                                 (713) 759-3636
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 30, 2002, TEPPCO Partners, L.P. (the "Partnership") purchased the Val Verde Gathering System from Burlington Resources Gathering Inc., a subsidiary of Burlington Resources Inc., for $443.6 million. The purchase was primarily financed by a $72 million draw under the Partnership's 364-day revolving credit facility ("Short-term Revolver"), a $168 million draw under the Partnership's $500 million revolving credit facility ("Three Year Facility") and a $200 million six-month term loan from SunTrust Bank ("Six-Month Term Loan"). The remaining purchase price was funded through working capital sources of cash.

         The Val Verde Gathering System is located in San Juan and Rio Arriba counties, New Mexico, and gathers coal seam gas from the Fruitland Coal Formation of the San Juan Basin, a long-term source of natural gas supply in North America. The basin consists of both conventional gas reserves and prolific coal seam gas reserves. The system is one of the largest coal seam gas gathering and treating facilities in the United States. The Partnership acquired 360 miles of pipeline ranging in size from 4 inches to 36 inches in diameter, 14 compressor stations operating over 93,000 horsepower of compression and a large amine treating facility for the removal of carbon dioxide. The system's capacity is approximately one billion cubic feet per day, as for the three months ended March 31, 2002, the system's throughput was an average of 553 million cubic feet per day. The system gathers coal seam gas from more than 544 separate wells throughout New Mexico and provides gathering and treating services pursuant to 60 long-term contracts with approximately 40 different natural gas producers in the San Juan Basin. Gas transported on the Val Verde System is delivered to several interstate pipeline systems serving the western United States, as well as local New Mexico markets. The assets will be operated and commercially managed by our affiliate Duke Energy Field Services under agreements with the Partnership.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

Val Verde System (as defined in the Purchase and Sale Agreement between Burlington Resources Gathering Inc. as Seller and TEPPCO Partners, L.P., as Buyer):

   Burlington Resources Gathering Inc., Val Verde Gathering and Processing
       System Combined Financial Statements as of and For the Years Ended December 31, 2001 and 2000 and as of and For the Three Months Ended March 31, 2002 and 2001:

   Report of Independent Accountants.............................................................  F-1
   Combined Balance Sheets as of March 31, 2002 (unaudited) and
             December 31, 2001 and 2000..........................................................  F-2
   Combined Statements of Operations and Owner's Net Investment For the Three Months Ended
             March 31, 2002 and 2001 (unaudited) and For the Years Ended
             December 31, 2001 and 2000..........................................................  F-3
   Combined Statements of Cash Flows For the Three Months Ended March 31, 2002
             and 2001 (unaudited) and For the Years Ended December 31, 2001 and 2000.............  F-4
   Notes to the Combined Financial Statements....................................................  F-5

         (b) PRO FORMA FINANCIAL INFORMATION:

   Pro Forma Financial Information...............................................................  F-11
   Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2002.....................  F-12
   Unaudited Pro Forma Condensed Combined Statement of Income For the Year Ended
             December 31, 2001...................................................................  F-13
   Unaudited Pro Forma Condensed Combined Statement of Income For the Three Months Ended
             March 31, 2002......................................................................  F-14
   Notes to Unaudited Pro Forma Condensed Combined Financial Statements..........................  F-15

         (c) EXHIBITS:

              *23.1         Consent of PricewaterhouseCoopers LLP

               99.1         Purchase and Sale Agreement between Burlington
                            Resources Gathering Inc. as Seller and TEPPCO
                            Partners, L.P., as Buyer, dated May 24, 2002 (Filed as Exhibit 99.1 to Form 8-K of TEPPCO Partners,
                            L.P., (Commission File No. 1-10403) dated as of
                            July 2, 2002 and incorporated herein by reference).

               99.2         Credit Agreement among TEPPCO Partners, L.P., as
                            Borrower, SunTrust Bank, as Administrative Agent and
                            Certain Lenders, as Lenders dated as of June 27,
                            2002 ($200,000,000 Term Facility) (Filed as Exhibit
                            99.2 to Form 8-K of TEPPCO Partners, L.P.
                            (Commission File No. 1-10403) dated as of July 2,
                            2002 and incorporated herein by reference).

               99.3 Amendment, dated as of June 27, 2002 to the Amended and Restated Credit Agreement among TEPPCO Partners,
                            L.P., as Borrower, SunTrust Bank, as Administrative
                            Agent, and Certain Lenders, dated as of March 28,
                            2002 ($500,000,000 Revolving Credit Facility) (Filed as Exhibit 99.3 to Form 8-K of TEPPCO Partners, L.P.
                            (Commission File No. 1-10403) dated as of July 2,
                            2002 and incorporated herein by reference).

               99.4         Amendment 1, dated as of June 27, 2002 to the Credit
                            Agreement among TEPPCO Partners, L.P., as Borrower,
                            SunTrust Bank, as Administrative Agent and Certain
                            Lenders, dated as of March 28, 2002 ($200,000,000
                            Revolving Credit Facility) (Filed as Exhibit 99.4 to Form 8-K of TEPPCO Partners, L.P. (Commission
                            File No. 1-10403) dated as of July 2, 2002 and incorporated herein by reference).

              *99.5 Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
                            Section 906 of the Sarbanes-Oxley Act of 2002.

              *99.6 Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
                            Section 906 of the Sarbanes-Oxley Act of 2002.

            ------------------
            * Filed herewith


                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                TEPPCO Partners, L.P.
                                (Registrant)

                                By: Texas Eastern Products Pipeline Company, LLC
                                    General Partner

                                          /s/ CHARLES H. LEONARD
                                    --------------------------------------------
                                              Charles H. Leonard
                                           Senior Vice President and
                                            Chief Financial Officer


Date: August 12, 2002

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholder of Burlington Resources Gathering Inc. and TEPPCO Partners, L.P.

In our opinion, the accompanying combined balance sheets and the related combined statements of operations and owner's net investment and of cash flows present fairly, in all material respects, the financial position of Burlington Resources Gathering Inc. Val Verde Gathering and Processing System (the Val Verde System) at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Burlington Resources Gathering Inc. management and management of the Val Verde System; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 3 to the combined financial statements, the Val Verde System has significant transactions and relationships with affiliated entities. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.



/s/ PricewaterhouseCoopers LLP

August 7, 2002
Houston, Texas

BURLINGTON RESOURCES GATHERING INC.
VAL VERDE GATHERING AND PROCESSING SYSTEM
COMBINED BALANCE SHEETS
--------------------------------------------------------------------------------

(in thousands)                                    MARCH 31,     DECEMBER 31,    DECEMBER 31,
                                                    2002           2001            2000
                                                 (UNAUDITED)
                 ASSETS

Current assets:
  Accounts receivable - trade                     $   6,384       $   6,026       $  10,097
  Accounts receivable - trade affiliated              3,364           3,013           3,837
                                                  ---------       ---------       ---------
     Total current assets                             9,748           9,039          13,934
                                                  ---------       ---------       ---------
Property, plant and equipment                       286,767         287,500         288,870
Accumulated depreciation                           (154,270)       (150,108)       (133,880)
                                                  ---------       ---------       ---------
                                                    132,497         137,392         154,990
                                                  ---------       ---------       ---------
     Total assets                                 $ 142,245       $ 146,431       $ 168,924
                                                  =========       =========       =========

   LIABILITIES AND OWNER'S NET INVESTMENT

Current liabilities:
  Accounts payable                                $   2,887       $   2,209       $   6,493
  Income taxes payable                                4,182           3,265           5,941
  Taxes other than income taxes                         985             685             721
                                                  ---------       ---------       ---------
     Total current liabilities                        8,054           6,159          13,155

Deferred income taxes                                19,522          20,004          20,320

Commitments and contingencies (Note 7)

Owner's net investment (Note 3)                     114,669         120,268         135,449
                                                  ---------       ---------       ---------

     Total liabilities and owner's net
       investment                                 $ 142,245       $ 146,431       $ 168,924
                                                  =========       =========       =========

          The accompanying notes are an integral part of these combined financial statements.

BURLINGTON RESOURCES GATHERING INC.
VAL VERDE GATHERING AND PROCESSING SYSTEM
COMBINED STATEMENTS OF OPERATIONS AND OWNER'S NET INVESTMENT
--------------------------------------------------------------------------------

                                                THREE MONTHS     THREE MONTHS
                                                   ENDED            ENDED          YEAR ENDED      YEAR ENDED
                                                  MARCH 31,        MARCH 31,      DECEMBER 31,    DECEMBER 31,
                                                   2002             2001             2001            2000
                                                (UNAUDITED)      (UNAUDITED)

Revenues                                        $  18,104         $  21,458       $  79,812        $  90,225
                                                ---------         ---------       ---------        ---------
Expenses:
  Operation and maintenance                         4,180             3,740          18,693           22,713
  Depreciation                                      4,891             4,196          16,759           16,762
  Taxes other than income taxes                       650               800           2,409            2,443
  General and administrative                          760               800           2,593            3,197
                                                ---------         ---------       ---------        ---------
     Total expenses                                10,481             9,536          40,454           45,115
                                                ---------         ---------       ---------        ---------
Income from operations                              7,623            11,922          39,358           45,110
Other (income) expense:
  Interest income - affiliated                     (2,002)           (3,610)        (11,954)         (14,899)
  Loss on disposal of assets                          362                             1,881
                                                ---------         ---------       ---------        ---------
Other income, net                                  (1,640)           (3,610)        (10,073)         (14,899)
                                                ---------         ---------       ---------        ---------
     Net income before income taxes                 9,263            15,532          49,431           60,009
                                                ---------         ---------       ---------        ---------
Income tax expense (benefit):
  Current                                           4,182             6,245          20,059           24,356
  Deferred                                           (482)              (42)           (316)            (389)
                                                ---------         ---------       ---------        ---------
                                                    3,700             6,203          19,743           23,967
                                                ---------         ---------       ---------        ---------
Net income                                      $   5,563         $   9,329       $  29,688        $  36,042
                                                =========         =========       =========        =========

Owner's net investment - beginning
  of period                                     $ 120,268         $ 135,449       $ 135,449        $ 151,115
Net income                                          5,563             9,329          29,688           36,042
Net cash distributions to owner                   (11,162)          (13,444)        (44,869)         (51,708)
                                                ---------         ---------       ---------        ---------
Owner's net investment - end of period          $ 114,669         $ 131,334       $ 120,268        $ 135,449
                                                =========         =========       =========        =========


          The accompanying notes are an integral part of these combined financial statements.

BURLINGTON RESOURCES GATHERING INC.
VAL VERDE GATHERING AND PROCESSING SYSTEM
COMBINED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

(in thousands)                                   THREE MONTHS    THREE MONTHS
                                                     ENDED           ENDED        YEAR ENDED      YEAR ENDED
                                                   MARCH 31,       MARCH 31,     DECEMBER 31,    DECEMBER 31,
                                                     2002            2001            2001            2000
                                                  (UNAUDITED)     (UNAUDITED)
Cash flows from operating activities:
  Net income                                       $  5,563        $  9,329        $ 29,688        $ 36,042
  Adjustments to reconcile net income to
    net cash provided by operating activities:
    Depreciation                                      4,891           4,196          16,759          16,762
    Deferred income taxes                              (482)            (42)           (316)           (389)
    Loss on disposition of assets                       362                           1,881
    Changes in net assets and liabilities:
      Accounts receivable - trade                      (358)         (1,225)          4,071             676
      Accounts receivable - trade affiliated           (351)            682             824              25
      Accounts payable                                  501             422          (3,347)           (817)
      Income taxes payable                              917             304          (2,676)            152
      Taxes other than income taxes                     300             403             (36)            (25)
                                                   --------        --------        --------        --------
        Net cash provided by operating
          activities                                 11,343          14,069          46,848          52,426
                                                   --------        --------        --------        --------
Cash flows used in investing activities:
  Capital expenditures                                 (209)           (625)         (2,303)           (718)
  Proceeds from disposition of assets                    28                             324
                                                   --------        --------        --------        --------
        Net cash used in investing activities          (181)           (625)         (1,979)           (718)
                                                   --------        --------        --------        --------
Cash flows used in financing activities:
  Distributions to parent                           (11,162)        (13,444)        (44,869)        (51,708)
                                                   --------        --------        --------        --------
        Net cash used in financing activities       (11,162)        (13,444)        (44,869)        (51,708)
                                                   --------        --------        --------        --------
Net change in cash and cash equivalents                   -               -               -               -
Cash and cash equivalents at beginning of year
                                                   --------        --------        --------        --------
Cash and cash equivalents at end of year           $      -        $      -        $      -        $      -
                                                   ========        ========        ========        ========
Supplemental disclosure information:-
  Cash paid during the period for:
    Income taxes                                   $  3,265        $  5,941        $ 22,735        $ 24,205
                                                   ========        ========        ========        ========

          The accompanying notes are an integral part of these combined financial statements.

BURLINGTON RESOURCES GATHERING INC.
VAL VERDE GATHERING AND PROCESSING SYSTEM
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

         DESCRIPTION OF BUSINESS
         The Burlington Resources Gathering Inc. Val Verde Gathering and Processing System (the Val Verde System) is located in San Juan and Rio Arriba counties, New Mexico and consists of a gathering system (the Gathering System) and an amine treating plant (the Val Verde Plant). The Gathering system gathers coal bed methane gas produced in the San Juan Basin located in New Mexico and southern Colorado for delivery to the Val Verde Plant. The Val Verde Plant is an amine treating plant designed to dehydrate and remove excess carbon dioxide from the natural gas delivered to the plant. The Val Verde Plant consists of eight trains and can process and treat up to 800 million cubic feet of natural gas per day.

         BASIS OF PRESENTATION
         The accompanying combined financial statements present, in conformity with accounting principles generally accepted in the United States of America, the assets, liabilities, revenues and expenses related to the historical operations of the Val Verde System of Burlington Resources Gathering Inc. (BRGI).

         The accompanying combined financial statements have been prepared from BRGI's historical accounting records and are presented on a carve-out basis to include the historical operations applicable to the Val Verde System. All assets and liabilities specifically identified with the Val Verde System have been included in the balance sheet except those specifically excluded pursuant to the Purchase and Sale Agreement (PSA) between BRGI and TEPPCO Partners, L.P. (TEPPCO). The owner's net investment in the Val Verde System has been presented in lieu of stockholder's equity in the combined financial statements. The combined financial information included herein includes certain allocations based on historical activity levels to reflect the combined financial statements in accordance with accounting principles generally accepted in the United States of America and may not necessarily reflect the financial position, results of operations and cash flows of the Val Verde System in the future or as if it had existed as a separate, stand-alone business during the periods presented. The allocations consist of general and administrative expenses (employee payroll and related benefit costs among other items) incurred on behalf of the Val Verde System by BRGI or its affiliates. This allocation has been made on a reasonable basis.

         The combined financial statements for the three months ended March 31, 2002 and 2001 presented herein are unaudited and do not contain all information required by generally accepted accounting principles to be included in a full set of financial statements. In the opinion of management, all material adjustments necessary to present fairly the results of operations have been included. All such adjustments are of a normal, recurring nature. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

BURLINGTON RESOURCES GATHERING INC.
VAL VERDE GATHERING AND PROCESSING SYSTEM
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.       SIGNIFICANT ACCOUNTING POLICIES

         PROPERTY, PLANT AND EQUIPMENT
         Property, plant and equipment consists of plants, pipelines and related equipment and is recorded at historical cost. Depreciation is computed on a straight-line basis over the estimated useful life of the respective assets. Repair and maintenance costs are charged to expense as incurred while renewals and betterments are capitalized as additions to the related assets in the period incurred. Gains or losses from the disposal of property, plant and equipment are recorded in the period incurred. The carrying values of long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The asset is written down to its realizable value if estimated future undiscounted cash flows attributable to the asset is less than the recorded value of that asset. The impairment recorded is based on a comparison of discounted estimated future net cash flows to the net carrying value of the related asset.

         IMBALANCES
         Gathering imbalances occur when customers take more or less natural gas gathering volumes from the gathering system than they are entitled. If the customers take more natural gas gathering volumes than they are entitled, the Val Verde System records a receivable reflecting the amount due from customers but also records an accounts payable for the same amount reflecting the amounts due to connecting pipeline transporters. The result is reversed, and a payable is recorded, if the customers take less natural gas gathering volumes than they are entitled. At December 31, 2001 and 2000 and March 31, 2002, gathering imbalances totaling approximately $549 thousand, $3 million and $735 thousand, respectively. Each were recorded in accounts payable with a corresponding amount recorded in accounts receivable.

         ENVIRONMENTAL COSTS
         Environmental expenditures are expensed or capitalized, as appropriate, depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations, and do not have future economic benefit, are expensed. Liabilities related to future costs are recorded on an undiscounted basis when environmental assessments and/or remediation activities are probable and the costs can be reasonably estimated.

         REVENUE RECOGNITION
         Gathering and treating revenues are recognized in the period the services are provided.

         INCOME TAXES
         Deferred income taxes are provided to reflect the tax consequences in future years of differences between the financial statement and tax basis of assets and liabilities using the liability method in accordance with the provisions set forth in Statement of Financial Accounting Standards (SFAS) No. 109. Income taxes are provided based on earnings reported for tax return purposes in addition to a provision for deferred income taxes.

         Income taxes have been calculated as if the Val Verde System had filed a separate return for the year ended December 31, 2001 and 2000.

BURLINGTON RESOURCES GATHERING INC.
VAL VERDE GATHERING AND PROCESSING SYSTEM
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         CONCENTRATION OF CREDIT RISK
         Financial instruments that potentially subject the Val Verde System to concentrations of credit risk consist principally of accounts receivables that are primarily from companies in the oil and gas industry. The industry concentration has the potential to impact the Val Verde System's overall exposure to credit risk, either positively or negatively, in that the customers may be similarly affected by changes in economic, industry, market, commodity prices, or other conditions. The Val Verde System manages its exposure to credit risk through credit analysis, credit approvals, credit limits and monitoring procedures, and for certain transactions may utilize letters of credit, prepayments and guarantees.

         During the year ended December 31, 2001 and 2000 and the three months ended March 31, 2002 and 2001, the Val Verde System provided gathering and processing services to a variety of customers. Two customers accounted for approximately 48% and 18% and 54% and 13%, respectively, of the Val Verde System's revenues for the year ended December 31, 2001 and 2000. These two customers also accounted for approximately 51% and 15% and 46% and 21%, respectively, of the Val Verde System's revenues for the three months ended March 31, 2002 and 2001.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         The carrying value of accounts receivable, accounts payable and other current liabilities approximates their fair values due to the short-term maturity of these instruments.

         USE OF ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

3.       RELATED PARTY TRANSACTIONS

         The Val Verde System provides gathering and processing services for an affiliate of BRGI. Revenues from these related party transactions totaled approximately $39 million, $48 million, $9 million and $10 million for the year ended December 31, 2001 and 2000 and the three months ended March 31, 2002 and 2001, respectively.

         During the year ended December 31, 2001 and 2000 and three months ended March 31, 2002 and 2001, the Val Verde System recorded interest income of approximately $12 million, $15 million, $2 million and $4 million, respectively, related to cash advances made to its owner under an inter-corporate cash management arrangement. Interest is accrued on the average monthly balance using a short-term Applicable Federal Rate (4.2%, 6.1%, 2.6% and 5.3% during the year ended December 31, 2001 and 2000 and three months ended March 31, 2002 and 2001; respectively). There is no intention by the owner to repay the advances nor the accrued interest, which at December 31, 2001 and 2000 and March 31, 2002 totaled approximately $311 million, $264 million and $322 million, respectively. Accordingly, the receivable is presented as a reduction of owner's net investment in the combined balance sheet.

BURLINGTON RESOURCES GATHERING INC.
VAL VERDE GATHERING AND PROCESSING SYSTEM
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         Management and other services are provided to the Val Verde System by BRGI or its affiliates. As a result, general and administrative costs related to these services of approximately $2.6 million, $3.2 million, $760 thousand and $800 thousand have been allocated to the Val Verde System for the year ended December 31, 2001 and 2000 and three months ended March 31, 2002 and 2001, respectively.

4.       PROPERTY PLANT AND EQUIPMENT

         Property, plant and equipment consisted of the following at December 31:

         (in thousands)                            ESTIMATED
                                                  USEFUL LIVES         2001         2000
         Plants and pipelines                        10-20          $ 286,857     $ 288,227
         Building                                     40                  561           561
         Furniture and office equipment               5-7                  82            82
                                                                    ---------     ---------
                                                                      287,500       288,870
         Less - accumulated depreciation                             (150,108)     (133,880)
                                                                    ---------     ---------
                                                                    $ 137,392     $ 154,990
                                                                    =========     =========

5.       INCOME TAXES

         Deferred income taxes are provided for the temporary differences between the book and tax basis of the Val Verde System's assets and liabilities. Significant components of deferred tax assets and liabilities as of December 31, are as follow:

         (in thousands)
                                                                       2001          2000
         Deferred income tax liabilities:
           Property, plant and equipment                              $17,530       $17,806
           Other                                                        3,806         3,867
                                                                      -------       -------
                                                                       21,336        21,673
         Deferred income tax assets:
           Financial accruals and other                                (1,332)       (1,353)
                                                                      -------       -------
                                                                      $20,004       $20,320
                                                                      =======       =======

BURLINGTON RESOURCES GATHERING INC.
VAL VERDE GATHERING AND PROCESSING SYSTEM
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         The reconciliation of the differences between the Val Verde System's tax expense for income taxes and taxes at the statutory rate is as follows.

         (in thousands)
                                                                       2001          2000
         Income tax expense based on the U.S.
           statutory rate (35%)                                       $17,301       $21,003
         Adjustments:
           Nondeductible items                                          2,442         2,964
                                                                      -------       -------
              Total income tax expense                                $19,743       $23,967
                                                                      =======       =======

6.       RECENT ACCOUNTING PRONOUNCEMENTS

         The Financial Accounting Standards Board issued SFAS No. 143, Accounting for Asset Retirement Obligations in June 2001 and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets in August 2001.

         SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. Subsequently, the asset retirement cost should be allocated to expense using a systematic and rational method. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002.

         SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets to be disposed of. It supersedes, with exceptions, SFAS No. 121, Accounting for the Impairment of Long-Lived Assets to Be Disposed Of. The Val Verde System adopted SFAS No. 144 on January 1, 2002. Upon adoption, SFAS No. 144 had no impact on the Val Verde System's combined financial position, results of operations or cash flows.

         The Val Verde System is currently assessing the impact of SFAS No. 143 and therefore, at this time, cannot reasonably estimate the effect of this statement on its combined financial position, results of operations or cash flows.

7.       COMMITMENTS AND CONTINGENCIES

         GAS GATHERING AND TREATING AGREEMENT
         Burlington Resources Oil & Gas Company LP and Burlington Resources Trading Inc., (collectively, Burlington) affiliates of the Val Verde System, commencing with the closing of the Val Verde System PSA with TEPPCO executed a gas gathering and treating agreement (the Gathering and Treating Agreement) with TEPPCO to gather and treat natural gas beginning July 1, 2002. Pursuant to the terms of the Gathering and Treating Agreement, TEPPCO will be paid a service fee and Burlington will provide plant and field fuel. In addition, TEPPCO, at its sole option, may enter into agreements with other third parties for whom it shall perform similar gathering and treating services. Such services are and will be performed on a first-come, first-serve basis under dedicated agreements.

BURLINGTON RESOURCES GATHERING INC.
VAL VERDE GATHERING AND PROCESSING SYSTEM
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         TRANSITION SERVICES AGREEMENT
         TEPPCO, commencing with the closing of the PSA with the Val Verde System, executed a transition services agreement (the Transition Services Agreement) with BRGI to provide certain transition services, on an as requested basis, beginning July 1, 2002 through September 30, 2002 or such other period as the parties may mutually agree. BRGI and TEPPCO shall act as independent contractors under terms of the Transition Services Agreement that encompasses certain support functions at applicable market hourly rates.

         ENVIRONMENTAL INDEMNITY
         The Val Verde System is subject to various environmental laws and regulations. The Val Verde System may be obligated to take remedial action as a result of the enactment of laws or the issuance of new regulations. Pursuant to the terms of the PSA between BRGI and TEPPCO, TEPPCO is entitled to identification of certain environmental matters, as defined, in excess of $5 million in the aggregate up to a maximum of $35 million and limited to $50 million in the aggregate for environmental and other matters. BRGI and TEPPCO plan to enter into an environmental insurance policy to cover potential environmental issues regarding the Val Verde System and Plant.

         LEASES
         Rental expense under operating leases was $325 thousand, $581 thousand, $60 thousand and $46 thousand for the year ended December 31, 2001 and 2000 and the three months ended March 31, 2002 and 2001, respectively. The Val Verde System leases equipment under various noncancelable operating lease agreements with month-to-month terms.

                              TEPPCO PARTNERS, L.P.
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


         The following tables set forth summary unaudited pro forma condensed combined financial statements which are presented to give effect to the purchase of all of the partnership interests of Jonah Gas Gathering Company ("Jonah"), which was completed on September 30, 2001 (please see the Registrant's current report on Form 8-K/A filed with the Securities and Exchange Commission on November 9, 2001), and the purchase of the assets of the Val Verde Gathering System ("Val Verde"), which was completed on June 30, 2002. The information was prepared based on the following assumptions:

o The purchases were accounted for pursuant to the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America.

o The statements of income assume that the purchases were consummated on January 1, 2001. The balance sheet assumes that the Val Verde purchase was consummated on March 31, 2002.

o The expected cost savings through improved operating efficiencies and revenue growth are excluded from the pro forma combined financial statements.

o Jonah was acquired on September 30, 2001, therefore, pro forma information is included for the year ended December 31, 2001 to present a full year of operations.

o See Item 2 at page 2 of this report. The Partnership financed the Val Verde acquisition by drawing down $168 million under the Three Year Facility and $72 million under its Short-term Revolver. An additional $200 million of the purchase price was funded with a $200 million Six-Month Term Loan arranged by SunTrust Bank. The remaining purchase price was funded through working capital sources of cash.

         The unaudited pro forma condensed combined financial statements are presented for illustration purposes only and are not necessarily indicative of the results of operations which would have occurred had the purchases been consummated on the dates indicated above, nor are they necessarily indicative of future results of operations. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of the Partnership, as on file with the Securities and Exchange Commission, and the historical combined financial statements of Val Verde included in this report.

                              TEPPCO PARTNERS, L.P.
              Unaudited Pro Forma Condensed Combined Balance Sheet
                              As of March 31, 2002
                                 (in thousands)

                                                                  Historical                                  Pro Forma
                                                ----------------------------------------------      ------------------------------
                                                    TEPPCO
                                                Partners, L.P.     Val Verde        Combined        Adjustments         Combined
                                                --------------    -----------      -----------     --------------      -----------
                          ASSETS

Current assets                                   $   282,370      $    9,748       $   292,118      $   (9,748)(a)     $   276,845
                                                                                                        (2,575)(b)
                                                                                                        (2,950)(c)
Property, plant and equipment, net                 1,331,965         132,497         1,464,462          52,503 (e)       1,516,965
Equity investments                                   292,155               -           292,155            --               292,155
Intangible assets                                    246,891               -           246,891         259,795 (e)         506,686
Goodwill                                              16,939               -            16,939               -              16,939
Other assets                                          41,859               -            41,859           2,575 (b)          44,434
                                                 -----------      ----------       -----------      ----------         -----------
     Total assets                                $ 2,212,179      $  142,245       $ 2,354,424      $  299,600         $ 2,654,024
                                                 ===========      ==========       ===========      ==========         ===========

             LIABILITIES & PARTNERS' CAPITAL

Notes payable, current                           $         -      $        -       $         -      $  272,000 (f)     $   272,000
Other current liabilities                            274,204           8,054           282,258           1,200 (g)         276,049
                                                                                                        (8,054)(a)
                                                                                                           645 (d)
Senior Notes                                         887,651               -           887,651               -             887,651
Other long-term debt                                 332,000               -           332,000         168,000 (f)         500,000
Deferred income taxes                                      -          19,522            19,522         (19,522)(a)               -
Other liabilities and deferred credits                14,946               -            14,946               -              14,946
Redeemable Class B Units held by related party       105,171               -           105,171               -             105,171
Commitments and contingencies                              -               -                 -               -
Owner's net investment                                     -         114,669           114,669        (114,669)(h)               -
Partners' capital                                    598,207               -           598,207             -               598,207
                                                 -----------      ----------       -----------      ----------         -----------
     Total liabilities and partners' capital     $ 2,212,179      $  142,245       $ 2,354,424      $  299,600         $ 2,654,024
                                                 ===========      ==========       ===========      ==========         ===========

            See accompanying notes to unaudited pro forma condensed
                         combined financial statements.

                              TEPPCO PARTNERS, L.P.
           Unaudited Pro Forma Condensed Combined Statement of Income
                        Three months ended March 31, 2002
                     (in thousands, except per Unit amounts)

                                                                      Historical                           Pro Forma
                                                     ----------------------------------------    ---------------------------
                                                         TEPPCO
                                                     Partners, L.P.   Val Verde     Combined     Adjustments       Combined
                                                     --------------   ---------     ---------    -----------       ---------
Operating revenues:
  Sales of crude oil and petroleum products           $ 545,208       $     -       $ 545,208      $      -        $ 545,208
  Transportation - Refined products                      25,144             -          25,144                         25,144
  Transportation - LPGs                                  23,360             -          23,360                         23,360
  Transportation - Crude oil and NGLs                    12,434             -          12,434                         12,434
  Gathering - Natural gas                                 9,520        18,104          27,624                         27,624
  Mont Belvieu operations                                 4,506             -           4,506                          4,506
  Other                                                  10,965             -          10,965                         10,965
                                                       --------       -------        --------      --------         --------
    Total operating revenues                            631,137        18,104         649,241             -          649,241
                                                       --------       -------        --------      --------         --------

Costs and expenses:
  Purchases of crude oil and petroleum products         533,209             -         533,209                        533,209
  Operating, general and administrative                  31,445         4,940          36,385                         36,385
  Operating fuel and power                                8,589             -           8,589                          8,589
  Depreciation and amortization                          16,041         4,891          20,932        (4,891)(i)       27,420
                                                                                                      1,850 (j)
                                                                                                      9,529 (j)

 Taxes - other than income taxes                          4,505           650           5,155                          5,155
                                                       --------       -------        --------      --------         --------
    Total costs and expenses                            593,789        10,481         604,270         6,488          610,758
                                                       --------       -------        --------      --------         --------

    Operating income                                     37,348         7,623          44,971        (6,488)          38,483

Interest expense                                        (16,787)                      (16,787)       (3,332)(k)      (20,330)
                                                                                                       (211)(k)
Interest capitalized                                      2,109             -           2,109                          2,109
Equity earnings                                           3,572             -           3,572                          3,572
Other income - net                                          566         1,640           2,206        (2,002)(l)          204
                                                       --------       -------        --------      --------         --------

    Income before income tax provision                   26,808         9,263          36,071       (12,033)          24,038

Income tax provision                                          -         3,700           3,700        (3,700)(m)            -
                                                       --------       -------        --------      --------         --------

    Net income                                         $ 26,808       $ 5,563        $ 32,371      $ (8,333)        $ 24,038
                                                       ========       =======        ========      ========         ========
Net Income Allocation:
  Limited Partner Unitholders                            18,594                                                       16,672
  Class B Unitholder                                      1,793                                                        1,608
  General Partner                                         6,421                                                        5,758
                                                       --------                                                     --------
Total net income allocated                             $ 26,808                                                     $ 24,038
                                                       ========                                                     ========

Basic and diluted net income per Limited Partner
   and Class B Unit                                    $   0.46                                                     $   0.41
                                                       ========                                                     ========

Weighted Average Limited Partner and Class B Units       44,559                                                       44,559
                                                       ========                                                     ========

            See accompanying notes to unaudited pro forma condensed
                         combined financial statements.

                              TEPPCO PARTNERS, L.P.
           Unaudited Pro Forma Condensed Combined Statement of Income
                          Year ended December 31, 2001
                     (in thousands, except per Unit amounts)

                                                          Historical                                     Pro Forma
                                      ------------------------------------------------   ----------------------------------------
                                         TEPPCO                                             Jonah         Val Verde
                                      Partners, L.P.   Jonah     Val Verde  Combined     Adjustments     Adjustments    Combined
                                      --------------  --------   --------- -----------   -----------     -----------    ---------
Operating revenues:
  Sales of crude oil and
    petroleum products                 $ 3,219,816    $      -   $      -  $ 3,219,816    $       -      $       -      $3,219,816
  Transportation - Refined products        139,315           -          -      139,315                                     139,315
  Transportation - LPGs                     77,823           -          -       77,823                                      77,823
  Transportation - Crude oil and NGLs       44,925           -          -       44,925                                      44,925
  Gathering - Natural gas                    8,824      22,383     79,812      111,019                                     111,019
  Mont Belvieu operations                   14,116           -          -       14,116                                      14,116
  Other                                     51,594         888          -       52,482                                      52,482
                                         ---------    --------   --------    ---------    ---------      ---------      ----------
    Total operating revenues             3,556,413      23,271     79,812    3,659,496            -              -       3,659,496
                                         ---------    --------   --------    ---------    ---------      ---------      ----------

Costs and expenses:
  Purchases of crude oil and
    petroleum products                   3,173,607           -          -    3,173,607                                   3,173,607
  Operating, general and
    administrative                         135,253       6,386     21,286      162,925                                     162,925
  Operating fuel and power                  36,575           -          -       36,575                                      36,575
  Depreciation and amortization             45,899       7,165     16,759       69,823       (7,165)(o)    (16,759)(i)     105,316
                                                                                              9,645 (n)     38,117 (j)
                                                                                              4,255 (n)      7,400 (j)

  Taxes - other than income taxes           14,090           -      2,409       16,499                                      16,499
  Loss on sale of property and
    equipment                                    -      (1,155)         -       (1,155)       1,155 (q)                          -
                                         ---------    --------   --------    ---------    ---------      ---------      ----------
    Total costs and expenses             3,405,424      12,396     40,454    3,458,274        7,890         28,758       3,494,922
                                         ---------    --------   --------    ---------    ---------      ---------      ----------

    Operating income                       150,989      10,875     39,358      201,222       (7,890)       (28,758)        164,574

Interest expense                           (66,057)          -          -      (66,057)      (9,801)(p)    (13,328)(k)     (91,881)
                                                                                             (1,025)(p)     (1,670)(k)

Interest capitalized                         4,000           -          -        4,000                                       4,000
Equity earnings                             17,398           -          -       17,398                                      17,398
Other income - net                           3,601          50     10,073       13,724        1,155 (q)    (11,954)(l)       2,925
                                         ---------    --------   --------    ---------    ---------      ---------      ----------

    Income before minority interest
      and income tax provision             109,931      10,925     49,431      170,287      (17,561)       (55,710)         97,016

Minority interest                             (800)          -          -         (800)          39 (r)         37 (r)        (724)

Income tax provision                             -                 19,743       19,743                     (19,743)(m)         -
                                         ---------    --------   --------    ---------    ---------      ---------      ----------
    Net income                           $ 109,131    $ 10,925   $ 29,688    $ 149,744    $ (17,522)     $ (35,930)     $   96,292
                                         =========    ========   ========    =========    =========      =========      ==========

Net Income Allocation:
  Limited Partner Unitholders               76,986                                                                          67,929
  Class B Unitholder                         8,642                                                                           7,625
  General Partner                           23,503                                                                          20,738
                                         ---------                                                                      ----------
Total net income allocated               $ 109,131                                                                      $   96,292
                                         =========                                                                      ==========

Basic and diluted net income per
  Limited Partner and Class B Unit       $    2.18                                                                      $     1.92
                                         =========                                                                      ==========

Weighted Average Limited Partner
  and Class B Units                         39,258                                                                          39,258
                                         =========                                                                      ==========

                  See accompanying notes to unaudited pro forma
                    condensed combined financial statements.

                              TEPPCO PARTNERS, L.P.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


         The Val Verde acquisition was accounted for using the purchase method of accounting. Under this method of accounting, the Partnership recorded the assets and liabilities of the acquired entities at the estimated fair market value as of the date of closing. The acquisition of Jonah is reflected in the historical TEPPCO Partners, L.P. balance sheet.

         The following notes set forth the explanations and assumptions used in the preparation of the unaudited pro forma condensed combined financial statements. The pro forma adjustments are based on the best estimate of the Partnership using information currently available. The Partnership is in the process of completing the final purchase priced allocation of Val Verde. An independent appraiser has been engaged to assist the Partnership in the allocation of purchase price paid for the Val Verde acquisition. Consequently, it is likely that the final purchase price allocation will be different from the pro forma purchase price allocation included herein. However, the Partnership does not currently anticipate that the difference will be material to the pro forma financial position or results of operations included herein.

         The preliminary pro forma allocation of the purchase price paid for Val Verde and the financing of the acquisition are summarized as follows (in thousands):

Purchase price paid:


         Proceeds from draw down under the Partnership's credit facilities.......  $  240,000
         Proceeds from Six-Month Term Loan from SunTrust Bank....................     200,000
         Cash and cash equivalents...............................................       2,950
         Estimated acquisition costs.............................................       1,200
                                                                                   ----------
                                                                                      444,150

         Property, plant and equipment, net......................................     185,000
         Intangible assets.......................................................     259,795
         Accrued property taxes..................................................        (645)
                                                                                   ----------
                  Total allocation...............................................  $  444,150
                                                                                   ==========



         The following adjustments were made to the unaudited pro forma condensed combined balance sheet pursuant to the purchase method of accounting:

(a) To eliminate the historical Val Verde accounts receivable, accounts payable, income tax payable and deferred income taxes since the Partnership is not assuming these assets and liabilities.

(b) To record approximately $2.6 million of related estimated debt issuance costs on the amendments to the existing Three Year Facility and Short-term Revolver and on the additional $200 million Six-Month Term Loan from SunTrust Bank entered into to fund a portion of the purchase price. The interest rate on the Six-Month Term Loan is 3.325%. The weighted average interest rate on the Short-term Revolver and Three Year Facility is estimated to be 2.8%. The debt issuance costs are amortized over the terms of the three credit facilities.

(c) To record the cash portion of the purchase price, $3.0 million from cash and cash equivalents.

(d) To record accrued property taxes on the Val Verde assets that were assumed by the Partnership as part of the acquisition.

                              TEPPCO PARTNERS, L.P.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (CONTINUED)


(e) To record the Val Verde intangible production contracts and property, plant and equipment at fair value in accordance with the purchase method of accounting.

(f) To reflect the draw down under the Partnership's credit facilities, $168 million under the Three Year Facility and $72 million under the Short-term Revolver. An additional $200 million was funded under a Six-Month Term Loan from SunTrust Bank to finance a portion of the purchase price.

(g) To record the liabilities associated with the acquisition costs, consisting primarily of financial advisory, accounting and legal fees.

(h)  To eliminate the historical Val Verde net investment account.


         The following adjustments were made to the unaudited pro forma condensed combined statements of income pursuant to the purchase method of accounting:

(i)  To reverse the historical depreciation expense of Val Verde.

(j) To record pro forma depreciation expense and amortization expense on the Val Verde purchase price allocation to depreciable and amortizable assets. Intangibles for production contracts are to be amortized over the expected lives of the contracts (approximately 10 years) and property, plant, and equipment over an estimated remaining life of 25 years. Amortization for contracts is recorded over the expected lives of the contracts in proportion to the timing of expected contractual volumes, while depreciation of property, plant and equipment is recorded on a straight line basis.

(k) To reflect the increase in interest expense resulting from borrowings under the Partnership's Three Year Facility, Short-term Revolver and Six-Month Term Loan to finance the purchase price of Val Verde and the related estimated debt issue costs on the three facilities. The interest rate under the Six-Month Term Loan is 3.325%. The weighted average interest rate on the Three Year Facility and the Short-term Revolver is estimated to be 2.8%. Debt issue costs related to the three credit facilities of approximately $2.6 million are being amortized over the terms of the related facilities. For purposes of the pro forma financial information, the debt incurred to acquire Val Verde is assumed to remain outstanding for the periods presented. However, if the debt incurred to acquire Val Verde remains outstanding for the periods presented, the Partnership could potentially violate debt covenants and would need to obtain waivers of those covenants. Assuming market interest rates change by 1/8 percent, the potential annual change in interest expense is approximately $0.5 million.

(l) To reverse interest income from affiliates as the Partnership is not assuming this amount.

(m) To eliminate Val Verde's income tax provision as the Partnership is not a taxable entity.

(n) To record pro forma depreciation and amortization expense on the Jonah purchase price allocation to depreciable and amortizable assets. Intangibles for production contracts are to be amortized over the expected lives of the contracts (approximately 16 years) and property, plant, and equipment over an estimated remaining life of 25 years. Amortization for contracts is recorded over the expected lives of the contracts in proportion to the timing of expected contractual volumes, while depreciation of property, plant and equipment is recorded on a straight line basis. In accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, goodwill associated with the Jonah acquisition is not being amortized.

(o) To reverse the historical depreciation expense and amortization expense of Jonah.

                              TEPPCO PARTNERS, L.P.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (CONTINUED)

(p) To reflect the increase in interest expense resulting from borrowings under the credit agreement for the purchase of Jonah and the related estimated debt issuance costs. The interest rate on the credit agreement is 3.63%. Debt issue costs of approximately $1.0 million are being amortized over the anticipated life of the credit agreement, which is nine months. For purposes of the pro forma financial information the debt incurred to acquire Jonah is assumed to remain outstanding for the year ended December 31, 2001. Assuming market interest rates change by 1/8 percent, the potential annual change in interest expense is approximately $0.5 million. This credit agreement was terminated by the Partnership in February 2002.

(q) To reclassify loss on sale of property, plant and equipment to other income - net.

(r) To record the effect of the pro forma statement of income adjustments on minority interest expense.

                                 EXHIBIT INDEX

         EXHIBIT
         NUMBER                   DESCRIPTION
         -------                  -----------
          23.1         Consent of PricewaterhouseCoopers LLP

          99.5 Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
                       Section 906 of the Sarbanes-Oxley Act of 2002.

          99.6 Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
                       Section 906 of the Sarbanes-Oxley Act of 2002.